Exhibit 99.1

Air Industries Group

Investor Relations Contacts:
Air Industries Group
631-881-4913
ir@airindustriesgroup.com

FOR IMMEDIATE RELEASE

AIR INDUSTRIES GROUP ANNOUNCES PRICING OF ITS COMMON STOCK

GlobeNewswire July 7, 2017

HAUPPAUGE, NY. – July 7, 2017 (Globe Newswire)– Air Industries Group (NYSE MKT: “Air Industries” or the “Company”), an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors, today announced the pricing of an underwritten public offering of 4,500,000 newly issued shares of its common stock at a price to the public of $1.50 per share. The gross proceeds to Air Industries from this offering are expected to be approximately $6.75 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. In connection with the offering, Air Industries has granted to the representative of the underwriters a 30-day over-allotment option to purchase up to an additional 675,000 shares of common stock. The offering is expected to close on or about July 12, 2017, subject to customary closing conditions.

Air Industries intends to use the net proceeds received from the sale of the common stock to pay a portion of its outstanding trade payables, redeem a portion of its outstanding convertible notes, and for general corporate purposes, including for working capital.

Roth Capital Partners is acting as the sole book-running manager for the offering.  National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NasdaqCM: NHLD), is acting as co-manager.

Air Industries Group

The shares of common stock are being offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-217582), including a preliminary prospectus, previously filed with and declared effective by the Securities and Exchange Commission (SEC) on July 6, 2017. The preliminary prospectus is available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus may be obtained from Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147.

A final prospectus  describing the terms of the offering will be filed with the SEC.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Air Industries Group, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Air Industries Group

Air Industries Group (NYSE MKT: “Air Industries” or “the Company”) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries operates in three segments: Complex Machining of aircraft landing gear and flight controls, Aerostructures & Electronics, and Turbine & Engine products.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Examples of such statements include, but are not limited to, statements relating to the completion of the offering, the grant of an over-allotment option and use of proceed from the offering.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including any difficulty in obtaining additional financing to meet the Company’s business requirements and service its debt, difficulty in developing, manufacturing, marketing or selling the Company’s products, any failure to maintain and further establish relationships with distributors and other partners, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse decisions by regulatory agencies and other third parties and other factors described in the “Risk Factors” section of the prospectus and the Company’s most recent Annual Report on Form 10-K.. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.